UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) May 19, 2003

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LAKEFIELD VENTURES, INC.

(Name of Small Business issuer in its charter)

                   NEVADA

              000-501191                98-0219157

     (State or other jurisdiction of        (Commission File No.)     (IRS Employer

      incorporation or organization)

    Identification No.)

104-1015 Columbia Street, Suite 811 New Westminster BC Canada

(Address of principal executive offices)

(604) 351-3351

(Registrant’s telephone number)

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Item 4.  Changes in Registrant’s Certifying Accountant

.

 Morgan & Company audited the Company’s balance sheet as of September 30, 2002, and the related statements of operations, stockholders' deficit and cash flows for the year then ended. Such financial statements accompanied the Company’s Form 10-SB for the year end September 30, 2002, and was filed with the Securities and Exchange Commission. The report of Morgan & Company on such financial statements did not contain an adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

The Company’s engagement with Morgan & Company lapsed and the Company declined to renew the engagement for reasons outlined below. On June 3, 2004, Morgan & Company resigned as the independent auditors.  The Board of Directors recommended the change in the Company’s independent certified public accountants.

Morgan & Company was originally appointed as the Company’s auditor in September, 2002.  Apart from a period in which no audited statements were filed, Morgan & Company remained the Company’s auditor until June 2004 and the Company declined to renew the engagement for reasons outlined below.  Since the original engagement of Morgan & Company, there have been no disagreements with Morgan & Company on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure or any reportable events. The Auditors Reports on the financial statements for the Company since the fiscal year ended September 30, 2004 (the original date of the engagement of Morgan & Company) did not contain any adverse opinion or a disclaimer of opinion. The Company’s management has changed since its last audit and it was determined that, while there was no concern regarding the quality of the audits performed by Morgan & Company, a new independent certified public accountant would be in the best interests of the shareholders of the Company.

On June 4, 2004, the Company engaged Jewett Schwartz & Associates to act as the Company’s independent certified public accountant.  Jewett Schwartz & Associates Certified Public Accountants were appointed by the Company on June 4, 2004 to audit the Company’s financial statements for the fiscal years ended March 31, 2003 and March 31, 2004. During our two most recent fiscal years and the subsequent interim period preceding their appointment as independent accountants, neither the Company nor anyone on its behalf consulted Jewett Schwartz & Associates regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements, nor has the Company’s provided to the Company a written report or oral advice regarding such principles or audit opinion.

During the Company’s two most recent fiscal years and any subsequent interim period preceding the date of resignation, there were no disagreements between Morgan & Company and the Company, whether resolved or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved, would have caused them to make reference to the subject matter of the disagreement in connection with their reports.

The Company has provided Morgan & Company with a copy of the disclosure provided under this caption of this Report, and advised it to provide the Company with a letter addressed to the Securities and Exchange Commission as to whether it agrees or disagrees with the disclosures made herein. Morgan & Company’s response is filed with this Form 8-K as Exhibit 16.1 Item 304(a)(3) of Regulation S-B.

Item 6.

On May 22 2003, Kennedy Kerster who had served as the Registrant’s director and President, Secretary and Treasurer since February, 2002, resigned  all positions.  Mr. Michael Iverson of, Langley, British Columbia was appointed to the Board of Directors and was elected President, Secretary, Treasurer.

A copy of  Mr. Kerster’s letter of resignation is attached to this report as Exhibit 16.2

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lakefield Ventures, Inc.

/S/ Michael Iverson

 President, Secretary/Treasurer

Date   June 30, 2004

EXHIBIT 16:1

RESIGNATION LETTER

MORGAN and COMPANY Chartered Accountants

June 3, 2004

Securities and Exchange Commission

450 Fifth Street NW

Washington, DC

20549  USA

Dear Sirs:

RE:  LAKEFIELD VENTURES INC.

FILE REF. NO. 000-501191

We were previously the principal accountants for Lakefield Ventures Inc. and we reported on the financial statements of Lakefield Ventures Inc. as of the period since September 30, 2002.  As of this date, we were not engaged as the principal accountants for Lakefield Ventures Inc.  We have read Lakefield Ventures Inc.’s statements under Item 4 of its Form 8-K/A, dated May 19, 2004, and we agree with such statements.

For the most recent fiscal period of 2002 and any subsequent interim period, there has been no disagreement between Lakefield Ventures Inc. and Morgan & Company on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Morgan & Company would have caused it to make a reference to the subject matter of the disagreement in connection with its reports.

Yours truly,

“Morgan & Company”

Chartered Accountants

604-687-5841

po Box 10007 Pacific Centre

Suite 1488 – 700 West Georgia St.

Vancouver, BC  V7Y 1A1

EXHIBIT 16.2

DIRECTOR’S LETTER OF RESIGNATION

316-3rd Avenue

New Westminster, BC

V3L 1M4

May 22, 2003

Lakefield Ventures, Inc.

Attention:  Board of Directors

Gentlemen:

Please accept my resignation as an officer and director of Lakefield Ventures Inc. effective immediately.

Yours truly,

Kennedy Kerster